                                   EXHIBIT 11

               STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS


                               Three Months   Three Months    Six Months     Six Months
                                   Ended          Ended         Ended          Ended
                              June 30, 1998  June 30, 1997  June 30, 1998  June 30, 1997
                              -------------  -------------  -------------  -------------

Net loss-Limited Partners          $  0           $  0           $  0          $  0
                                   ====           ====           ====          ====
Average Class A and B units
  outstanding                       921            921            921           921
                                   ====           ====           ====          ====

Net loss per Class A and B
  unit                             $  0           $  0           $  0          $  0
                                   ====           ====           ====          ====
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